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                                                                EXHIBIT 10.13


                              AGREEMENT AND RELEASE
                       [EMPLOYEE STOCK PURCHASE PLAN NOTE]
                             [EMPLOYMENT AGREEMENT]

        This Agreement and Release ("Agreement") is made and entered into as of the 30th day of January, 1998, by and between Michael E. Banks ("Employee") and Legacy Brands, Inc., a California corporation (the "Company").

                                 R E C I T A L S

        A. Employee and the Company entered into an Employment Agreement effective as of September 1, 1996 ("Employment Date") (the "Employment Agreement") pursuant to which the Employee was granted, inter alia, the following benefits as set forth in the specified section: Section 4.1 Basic Compensation of $120,000 per annum for the period 1996-1997, $132,000 for the period 1997-1998 and $145,000 for the period 1998-1999; Section 4.2 providing for the payment of formula based bonuses and Sections 4.4 and 4.5 providing for the offering to Employee of the opportunity to purchase shares of the Company's common stock (the "Shares") pursuant to a Restricted Stock Purchase Agreement.

        B. Employee and the Company entered into a Restricted Stock Purchase Agreement dated as of October 18, 1995 pursuant to which Employee purchased 60,000 Shares on the terms and conditions set forth in the Agreement and certain documents referenced therein, including, without limitation, the Company's Employee Stock Purchase Plan ("Stock Purchase Plan"), and, in consideration for the purchase of the Shares, Employee executed a promissory note, dated as of October 18, 1995, (the "Stock Purchase Note") to the Company. Thereafter, Employee became vested as to the obligation with respect to 40,000 shares and interest of $3,360 has become due and payable.

        C. Primarily as a result of the Company's inability to conclude the initial underwritten public offering of its securities originally scheduled to be completed during the second quarter of 1997 or otherwise obtain sufficient capital to fully implement its business plan pursuant to a private placement terminated on November 27, 1997, none of the required increases in compensation as provided for in Sections 4.4 and 4.5 of the Employment Agreement or bonuses provided for in Section 4.2 have been paid to Employee.

        D. The Company desires to provide adequate incentives to retain the services of Employee. One such incentive is the forgiveness of any obligations of the Employee under the Stock Purchase Note and any stock pledge or other security agreement which the Employee may have executed in favor of the Company in connection with the Stock Purchase Note or pursuant to the Stock Purchase Plan.

        NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt

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and sufficiency of which are hereby acknowledged, Employee and the Company hereby agree as follows:

        1.     Release.

               The Company hereby releases, acquits and forever discharges the Employee and its agents, successors and assigns from any and all costs, damages, expenses, obligations, liabilities, claims, actions, rights, demands and/or causes of action of any kind or nature (including, but not limited to, actual attorneys' fees and costs, and court costs) which the Company has or may have against Employee arising out of or in connection with the Stock Purchase Note, including, without limitation, the obligation to pay any principal or accrued but unpaid interest thereon in the aggregate amount of $153,360.

        2.     Vesting of Shares.

               The Company hereby agrees that the Shares are fully vested in the Employee, and the Company hereby waives and releases any security interest in or other restriction (other than restrictions resulting from applicable federal and state securities laws) imposed by the Company on the Shares, including, without limitation, any stock pledge agreement executed by the Employee in connection with the Stock Purchase Note.

        3.     Representations of the Company.

               The Company hereby represents and warrants to Employee that no other person or entity has any right, title or interest in the Stock Purchase Note. The Company further represents and warrants that the Company has the full right, power and authority to enter into this Agreement.

        4.     Acknowledgments of Employee.

               Employee hereby acknowledges that the release by the Company of the Stock Purchase Note will be treated by the Company for federal and state tax purposes as the payment by the Company to Employee of compensation equal to the amount of outstanding principal and interest under the Stock Purchase Note. Such treatment may have a substantial impact upon Employee's federal and state tax liability.

EMPLOYEE HEREBY ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO SEEK THE ADVICE OF INDEPENDENT LEGAL AND TAX COUNSEL, AND HAS BEEN GIVEN THE OPPORTUNITY TO SEEK SUCH ADVICE WITH RESPECT TO THE TAX CONSEQUENCES OF THIS AGREEMENT.

                                                                      MEB
                                                                 ---------------
                                                                 Acknowledgment

        5.     Amendment of Employment Agreement
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        The compensation schedule set forth in Section 4.1 of the Employment
Agreement is hereby amended to read as follows:

               For the
               Period:                      Amount
               -------                      ------
               1996-1999                    $120,000

        All Shares issued pursuant to Sections 4.5 and 4.6 have been fully paid as of the date of this Agreement and the Stock Purchase Note deemed paid in full.

        6.     WAIVER.

               Each of the Company and the Employee hereby agree to waive any claims which either may have against the other with respect only to the specific matters which are set forth in this Agreement pertaining only to any matters pertaining to the Employee Stock Purchase Plan and the participation therein by Employee, the issuance of the stock by the Company to Employee and the tax consequences which might arise out of the release of liability under the Stock Purchase Note as set forth herein.

               EACH OF THE COMPANY AND EMPLOYEE HEREBY EXPRESSLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EMPLOYEE HEREBY ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS BEEN GIVEN THE OPPORTUNITY TO SEEK SUCH ADVICE WITH RESPECT TO THE FOREGOING WAIVERS, AND THE RELEASE SET FORTH IN PARAGRAPH 1 ABOVE, AND UNDERSTANDS AND AGREES TO THE TERMS SET FORTH HEREIN, AND WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE Section 1542, AND ANY SUCCESSOR STATUTE, CODE, LAW OR REGULATION, TO THE FULLEST EXTENT SUCH RIGHTS AND BENEFITS MAY BE WAIVED.

        7.     Miscellaneous.

               (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

               (b) Further Assurances. The parties hereby agree to execute such further documents and instruments, and perform such other actions, as may be reasonably necessary or appropriate to carry out the intentions of the parties with respect to this Agreement.

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               (c) Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. This Agreement may be delivered by executed facsimile transmission, which shall be deemed an original.

               (d) Attorneys' Fees. Should any dispute arise between the parties hereto, or their legal representatives, successors or assigns, concerning any provision of this Agreement or the rights or duties of any party in relation thereto, the party prevailing in such dispute shall be entitled, in addition to any other relief that may be granted, to recover actual attorneys' fees and costs, and court costs, in connection with any such dispute.

        IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date first above written.

EMPLOYEE                                     COMPANY
                                             LEGACY BRANDS, INC.
                                             By:
/s/ MICHAEL E. BANKS                         /s/ THOMAS E. KEES
--------------------------                   -----------------------------------
Michael E. Banks                             Thomas E. Kees
                                             President & Chief Executive Officer